UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2009

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on April 15, 2009, Noble International, Ltd. (the “Company”) and 14 of its domestic subsidiaries (collectively, the “debtors”) filed voluntary petitions in the U.S. Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code. On June 17, 2009 the debtors filed their monthly operating report for the period ended May 31, 2009 with the Bankruptcy Court. The May monthly operating reports are collectively furnished with this Current Report on Form 8-K as Exhibit 99.1. Copies of bank statements have been omitted from Exhibit 99.1 to this Current Report due to the volume of the statements. Copies of these statements can be obtained from the debtors’ monthly operating reports filed with the Bankruptcy Court, case number 09-51720.

The monthly operating reports contain unaudited financial information which has not been reviewed by independent accountants, is limited to the debtors and is in a format prescribed by applicable bankruptcy laws. The financial information related to the debtors included in the monthly operating reports has been prepared to conform with specific instructions from the U.S. Trustee and is not presented in accordance with generally accepted accounting principles (“GAAP”) or SEC regulations applicable to financial statements contained in periodic reports filed with the SEC. Preparation of the debtors’ financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the monthly operating reports.

The monthly operating reports also contain information for periods that are different from those contained in the reports the Company files pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information also may not be indicative of the financial condition or operating results of the Company and its subsidiaries for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act, or of future results. As a result, the financial information in the monthly operating reports is not presented on a consolidated basis and does not present the consolidated results of the Company, [except with respect to total shareholders equity, as described below]. Accordingly, the financial statements in the monthly operating reports cannot be compared with the consolidated financial condition and results of operations that the Company reports in its Exchange Act filings.

While every effort has been made to assure the accuracy and completeness of the monthly operating reports, errors or omissions may have inadvertently occurred and the Company reserves the right to amend the monthly operating reports as necessary.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Monthly Operating Reports for the period ended May 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD., a Delaware corporation

By:	/s/ Richard P. McCracken
Richard P. McCracken Chief Executive Officer

June 25, 2009

NOBLE INTERNATIONAL, LTD.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

99.1	Monthly Operating Reports for the period ended May 31, 2009